    As filed with the Securities and Exchange Commission on August 18, 1999

                                                      Registration No. 333-33399

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                         GENERAL INSTRUMENT CORPORATION
                       (FORMERLY NEXTLEVEL SYSTEMS, INC.)
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           DELAWARE                                     36-4134221
-------------------------------          ------------------------------------
(State or Other Jurisdiction of          (I.R.S. Employer Identification No.)
 Incorporation or Organization)


                              101 Tournament Drive
                           Horsham, Pennsylvania 19044
                                 (215) 323-1000
          ------------------------------------------------------------
          (Address of Principal Executive Offices, including Zip Code)


              GENERAL INSTRUMENT CORPORATION AMENDED and RESTATED
                         1997 LONG-TERM INCENTIVE PLAN
        (formerly NEXTLEVEL SYSTEMS, INC. 1997 LONG-TERM INCENTIVE PLAN)
        ----------------------------------------------------------------
                            (Full title of the plan)


                                 Robert A. Scott
              Senior Vice President, General Counsel and Secretary
                              101 Tournament Drive
                           Horsham, Pennsylvania 19044
              ----------------------------------------------------
                     (Name and address of agent for service)


                                 (215) 323-1000
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


================================================================================

                                EXPLANATORY NOTES

BACKGROUND

         On July 25, 1997, NextLevel Systems, Inc. was spun-off from its former parent company, General Instrument Corporation ("Parent") through a distribution of NextLevel's shares to the then stockholders of the Parent. After this distribution, the Parent changed its corporate name to General Semiconductor, Inc. Effective February 2, 1998, NextLevel Systems, Inc. changed its corporate name to General Instrument Corporation (the "Company").

PRIOR FORM S-8 FILING

         A total of 23,155,562 shares of Common Stock of the Company were registered by a Registration Statement on Form S-8, File No. 333-33399, to be issued in connection with its Amended and Restated 1997 Long-Term Incentive Plan (the "1997 Plan"). On May 25, 1999, the stockholders of the Company approved the General Instrument Corporation 1999 Long-Term Incentive Plan (the "1999 Plan"). A total of 560,056 shares of Common Stock of the Company that were registered in connection with the 1997 Plan have not been issued under the 1997 Plan and are now available for issuance under the 1999 Plan. Pursuant to Instruction E to Form S-8 and the telephonic interpretation of Securities and Exchange Commission contained in the Division of Corporation Finance's Manual of Publicly-Available Telephone Interpretations (July 1997), these 560,056 shares are carried forward to, and deemed covered by, the Registration Statement on Form S-8 filed on or about the date hereof in connection with the 1999 Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registration Statement on Form S-8, File No. 333-33399, is incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Horsham, Commonwealth of Pennsylvania on the 18th day of August, 1999.


                                       GENERAL INSTRUMENT CORPORATION


                                       By: /s/ Edward D. Breen
                                          ------------------------------------
                                           Edward D. Breen
                                           Chairman of the Board, President and
                                           Chief Executive Officer

         Each person whose signature appears below hereby authorizes, appoints and constitutes Robert A. Scott and Eric M. Pillmore, and each of them singly, his/her true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to execute and cause to be filed with the Commission, any and all amendments or post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, as the Company deems appropriate, and he/she hereby ratifies and confirms all that said attorneys-in-fact or any of them, or their substitutes, may lawfully do or cause to be done in connection therewith.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                              Date
---------                                   -----                                              ----

/s/ Edward D. Breen                         Chairman of the Board, President              August 18, 1999
---------------------------------------     and Chief Executive Officer
Edward D. Breen                             (Principal Executive Officer)


/s/ Eric M. Pillmore                        Senior Vice President, Finance and            August 18, 1999
---------------------------------------     Chief Financial Officer (Principal
Eric M. Pillmore                            Financial Officer)


/s/ Marc E. Rothman                         Vice President, Financial Planning            August 18, 1999
---------------------------------------     and Controller (Principal
Marc E. Rothman                             Accounting Officer)


/s/ John Seely Brown                        Director                                      August 18, 1999
---------------------------------------
John Seely Brown


/s/ Frank M. Drendel                        Director                                      August 18, 1999
---------------------------------------
Frank M. Drendel


/s/ Lynn Forester                           Director                                      August 18, 1999
---------------------------------------
Lynn Forester


/s/ Alex J. Mandl                           Director                                      August 18, 1999
---------------------------------------
Alex J. Mandl


/s/ Dan Schaefer                            Director                                      August 18, 1999
---------------------------------------
Dan Schaefer